EXHIBIT 24
                            POWER OF ATTORNEY

     Each of the undersigned directors and officers of Quixote
Corporation, hereby severally, constitutes and appoints Philip E. Rollhaus, Jr., Leslie J. Jezuit, and Daniel P. Gorey, or any one of them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to execute a registration statement on Form S-8 relating to the common stock of Quixote Corporation, and all amendments (including any post-effective amendments) to such registration statement, and to file with the same all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to perform each and every act necessary to be done as fully to all intents and purposes as he could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof.


     Signature                      Title                       Date
---------------------       ---------------------------      -----------------

/s/ Leslie J. Jezuit        Chief Executive Officer and      February 24, 2000
Leslie J. Jezuit            Director (Principal Executive
                            Officer)


/s/ Daniel P. Gorey         Vice President, Finance and      February 24, 2000
Daniel P. Gorey             Treasurer ( Principal Financial
                            Officer and Principal
                            Accounting Officer)


/s/ Philip E. Rollhaus, Jr.      Chairman and Director      February 24, 2000
Philip E. Rollhaus, Jr.


/s/ James H. DeVries              Director                   February 24, 2000
James H. DeVries


/s/ William G. Fowler             Director                   February 24, 2000
William G. Fowler


/s/ Lawrence C. McQuade           Director                   February 24, 2000
Lawrence C. McQuade


/s/Robert D. van Roijen, Jr.      Director                   February 24, 2000
Robert D. van Roijen, Jr.